American Airlines Group Inc. Second-Quarter 2021 Financial Results Exhibit 99.2

Certain of the statements contained in this presentation should be considered forward-looking statements within the meaning of the Securities Act, the Exchange Act and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the Company’s other filings with the Securities and Exchange Commission. In particular, the consequences of the coronavirus outbreak to economic conditions and the travel industry in general and the financial position and operating results of the Company in particular have been material, are changing rapidly, and cannot be predicted. Additionally, there may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward- looking statements speak only as of the date hereof or as of the dates indicated in the statement. 2 Forward-looking statements

3 Introductory remarks Doug Parker Chairman and Chief Executive Officer

Second-quarter results 4 Second-quarter results show great momentum • Total revenue increased by 87% from 1Q21 on 44% increase in capacity • Second-quarter net income of $19 million • Excluding net special items1, net loss of $1.1 billion – smallest loss since pandemic began Key accomplishments • Flew 44 million passengers, more than any other U.S. airline • Highest passenger unit revenue among global U.S. carriers • Daily cash build rate1 of $1 million including $12 million in debt principal and cash severance payments 1/ Please refer to the Company's GAAP to non-GAAP reconciliation in the appendix

Green flag plan 5 Double down on operational excellence: Best 2Q operational performance in company history1 Reconnect with our customers: Reshaped network and developed partnerships Build on team momentum: Hired 3,500 team members to support operation Passionately pursue efficiencies: Cost efficiencies have taken hold 1/ On-time arrivals (A14) and completion factor

Thanks to an amazing team

7 Commercial update Robert Isom President

Recovery timeline

- Domestic leisure and short-haul international have fully recovered.
- Domestic business revenue has recovered to 45% of 2019 levels and long-haul international showing first meaningful signs of improvement.

Revenue

Current Status

Basis of early recovery path

Domestic Leisure

- Particular strength in beach/ski destinations
- Expanding now as vaccinations increase
- ~45% of 2019 passenger revenue

Short-Haul International

- Similar trends as domestic leisure
- Significant efforts by hotel industry to support testing requirements
- ~ 10% of 2019 passenger revenue

Domestic Business

- Requires relaxation of corporate travel restrictions, return to work, etc.
- Green shoots appearing as vaccinations increase but still very small
- ~ 25% of 2019 passenger revenue

Long-Haul International

- Travel unlocks with wider vaccine distribution, relaxation of government and corporate travel restrictions
- Requires countries to relax international travel restrictions
- ~ 20% of 2019 passenger revenue

Recovery timeline

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Revenue recovery – momentum building 9 1/ Source- Company reports • With surging demand, revenue recovered significantly in 2Q21 and these positive trends are expected to continue in 3Q21. 13.6% 26.6% 35.6% 37.9% 62.5% ~80% 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21-Est. Total revenue (% of 2019)

Unit revenue performance 10 1/ Source- Company reports 8.25¢ 9.60¢ 8.42¢ 12.00¢ 6.85¢ 7.38¢ 6.85¢ 11.00¢ 7.42¢ 7.85¢ 7.63¢ 11.02¢ 3Q20 4Q20 1Q21 2Q21 Relative passenger unit revenue performance (PRASM1) • Four consecutive quarters of strong unit revenue performance compared to U.S. global peers.

Hubs are ready 11 Dallas-Fort Worth Charlotte Washington, D.C. +19 Gates August 2021 domestic operation larger than August 2019 +4 Gates Enables 700+ daily departures +3 additional gates later in 2021 14 up-gauged gates All jet bridge, all dual class service • Major upgrades completed at key hubs.   

12 Financial update Derek Kerr Chief Financial Officer

Second-quarter results 13 Note: May not recalculate due to rounding. 2Q21 2Q20 2Q21 2Q20 Operating Income (Loss) 441$ (2,486)$ (1,014)$ (4,158)$ Income (Loss) Before Income Taxes 9$ (2,659)$ (1,409)$ (4,320)$ Net Income (Loss) 19$ (2,067)$ (1,090)$ (3,354)$ Diluted Earnings (Loss ) per Common Share 0.03$ (4.82)$ (1.69)$ (7.82)$ Diluted Weighted Average Shares Outstanding (in thousands) 656,372 428,807 644,123 428,807 GAAP Non-GAAP (in millions except share and per share amounts)

$6.8 $10.2 $13.6 $14.3 $17.3 $21.3 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 Total available liquidity1 (in $ billions) Strong liquidity position 14 • Ended 2Q21 with $21.3 billion of total available liquidity, a record for American. 1/ Total available liquidity is defined as unrestricted cash and marketable securities plus available undrawn revolver capacity and other undrawn facilities.

Balance sheet repair 15 Accelerated deleveraging • Company has $13 billion of prepayable debt • Announced $950 million prepayment of spare parts term loan • Expect to reduce debt levels by $15 billion by end of 2025 Future priorities for excess liquidity • Pay down high-cost debt • Free up high-quality collateral • Avoid new debt by paying cash for certain aircraft deliveries Record liquidity and confidence in recovery leads to accelerated deleveraging

Passionately pursuing efficiencies Younger fleet drives lower capex 1/ Source: Company filings, 2021 includes net inflows from return of PDPs 16 Fleet harmonization $5.2 $2.0 ($0.1) $2.6 $2.6 ~$3.0 2014-2019 Average 2020 Actual 2021 2022 2023 Steady State Total capex forecast1 (in billions) 23% 57% 100% A321-AA A321-US B737 Progress by fleet 

Investing in the future 17 • Vertical Aerospace • Announced investment in Vertical Aerospace, a leading U.K.-based engineering and aeronautical business developing electric vertical takeoff and landing aircraft • Net-zero by 2050 • Committed to develop a science-based target for reducing greenhouse gas emissions by 2035, supporting existing commitment to reach net-zero emissions by 2050 • Agreed to terms to purchase up to 10 million gallons of SAF produced by Prometheus Fuels

3Q21 outlook

	3Q21 vs 3Q19	
Total Capacity (ASMs)	~ - 15% to -20%	
Total Revenue	~ -20%	
CASM excluding fuel and net special items[1]	~ +8% to +12%	
	3Q21	**3Q21 comments**
Fuel	$2.10 to $2.15 / gal	Based on July 12, 2021 forward curve and planned consumption of ~964 million gallons
Pretax margin excluding net special items[1]	~ -3% to -7%	Includes non-operating expense of ~$385 million
Capex (inflow)	FY 2021 ($100 million)	Return of PDPs drives $100 million inflow in FY 2021

1/ CASM excluding fuel and net special items is a non-GAAP financial measure. The Company is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of net special items cannot be determined at this time.

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GAAP to non-GAAP reconciliation

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

American Airlines Group Inc. (the Company) sometimes uses financial measures that are derived from the condensed consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The Company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The Company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis.

The tables below present the reconciliations of the following GAAP measures to their non-GAAP measures:

- Pre-Tax Income (Loss) (GAAP measure) to Pre-Tax Loss Excluding Net Special Items (non-GAAP measure)
- Pre-Tax Margin (GAAP measure) to Pre-Tax Margin Excluding Net Special Items (non-GAAP measure)
- Net Income (Loss) (GAAP measure) to Net Loss Excluding Net Special Items (non-GAAP measure)
- Basic and Diluted Earnings (Loss) Per Share (GAAP measure) to Basic and Diluted Loss Per Share Excluding Net Special Items (non-GAAP measure)
- Operating Income (Loss) (GAAP measure) to Operating Loss Excluding Net Special Items (non-GAAP measure)

Management uses these non-GAAP financial measures to evaluate the Company's current operating performance and to allow for period-to-period comparisons. As net special items may vary from period-to-period in nature and amount, the adjustment to exclude net special items allows management an additional tool to understand the Company's core operating performance.

Additionally, the tables below present the reconciliations of total operating costs (GAAP measure) to total operating costs excluding net special items and fuel (non-GAAP measure) and total operating costs per ASM (CASM) to CASM excluding net special items and fuel. Management uses total operating costs and CASM excluding net special items and aircraft fuel to evaluate the Company's current operating performance and for period-to-period comparisons. The price of fuel, over which the Company has no control, impacts the comparability of period-to-period financial performance. The adjustment to exclude aircraft fuel and net special items allows management an additional tool to understand and analyze the Company's non-fuel costs and core operating performance.

	3 Months Ended June 30,		Percent Increase (Decrease)	6 Months Ended June 30,		Percent Increase (Decrease)
Reconciliation of Pre-Tax Loss Excluding Net Special Items	2021	2020		2021	2020	
	(in millions, except share and per share amounts)			(in millions, except share and per share amounts)		
Pre-tax income (loss) as reported	$ 9	$ (2,659)		$ (1,564)	$ (5,549)	
Pre-tax net special items:						
Mainline operating special items, net [1]	(1,288)	(1,494)		(2,996)	(362)	
Regional operating special items, net [2]	(167)	(178)		(381)	(85)	
Nonoperating special items, net [3]	37	11		13	228	
Total pre-tax net special items	(1,418)	(1,661)		(3,364)	(219)	
Pre-tax loss excluding net special items	$ (1,409)	$ (4,320)	(67.4%)	$ (4,928)	$ (5,768)	(14.6%)
Calculation of Pre-Tax Margin						
Pre-tax income (loss) as reported	$ 9	$ (2,659)		$ (1,564)	$ (5,549)	
Total operating revenues as reported	$ 7,478	$ 1,622		$ 11,486	$ 10,137	
Pre-tax margin	0.1%	(163.9%)		(13.6%)	(54.7%)	
Calculation of Pre-Tax Margin Excluding Net Special Items						
Pre-tax loss excluding net special items	$ (1,409)	$ (4,320)		$ (4,928)	$ (5,768)	
Total operating revenues as reported	$ 7,478	$ 1,622		$ 11,486	$ 10,137	
Pre-tax margin excluding net special items	(18.8%)	(266.3%)		(42.9%)	(56.9%)	
Reconciliation of Net Loss Excluding Net Special Items						
Net income (loss) as reported	$ 19	$ (2,067)		$ (1,231)	$ (4,308)	
Net special items:						
Total pre-tax net special items [1], [2], [3]	(1,418)	(1,661)		(3,364)	(219)	
Net tax effect of net special items	309	374		762	44	
Net loss excluding net special items	$ (1,090)	$ (3,354)	(67.5%)	$ (3,833)	$ (4,483)	(14.5%)
Reconciliation of Basic and Diluted Loss Per Share Excluding Net Special Items						
Net loss excluding net special items	$ (1,090)	$ (3,354)		$ (3,833)	$ (4,483)	
Shares used for computation (in thousands):						
Basic and diluted	644,123	428,807		639,366	427,260	
Loss per share excluding net special items:						
Basic and diluted	$ (1.69)	$ (7.82)		$ (6.00)	$ (10.49)

GAAP to non-GAAP reconciliation

Reconciliation of Operating Loss Excluding Net Special Items	3 Months Ended June 30, 2021	3 Months Ended June 30, 2020	6 Months Ended June 30, 2021	6 Months Ended June 30, 2020
	(in millions)		(in millions)	
Operating income (loss) as reported	$ 441	$ (2,486)	$ (874)	$ (5,034)
Operating net special items:				
Mainline operating special items, net [1]	(1,288)	(1,494)	(2,996)	(362)
Regional operating special items, net [2]	(167)	(178)	(381)	(85)
Operating loss excluding net special items	$ (1,014)	$ (4,158)	$ (4,251)	$ (5,481)

Reconciliation of Total Operating Cost per ASM Excluding Net Special Items and Fuel	3 Months Ended June 30, 2021	3 Months Ended June 30, 2020	6 Months Ended June 30, 2021	6 Months Ended June 30, 2020
Total operating expenses as reported	$ 7,037	$ 4,108	$ 12,360	$ 15,171
Operating net special items:				
Mainline operating special items, net [1]	1,288	1,494	2,996	362
Regional operating special items, net [2]	167	178	381	85
Total operating expenses, excluding net special items	8,492	5,780	15,737	15,618
Aircraft fuel and related taxes	(1,611)	(309)	(2,644)	(2,092)
Total operating expenses, excluding net special items and fuel	$ 6,881	$ 5,471	$ 13,093	$ 13,526
	(in cents)		(in cents)	
Total operating expenses per ASM as reported	12.90	24.05	13.39	19.16
Operating net special items per ASM:				
Mainline operating special items, net [1]	2.36	8.75	3.25	0.46
Regional operating special items, net [2]	0.31	1.04	0.41	0.11
Total operating expenses per ASM, excluding net special items	15.57	33.84	17.05	19.73
Aircraft fuel and related taxes per ASM	(2.95)	(1.81)	(2.86)	(2.64)
Total operating expenses per ASM, excluding net special items and fuel	12.61	32.04	14.18	17.08

Note: Amounts may not recalculate due to rounding.

FOOTNOTES:

[1] The 2021 second quarter mainline operating special items, net principally included $1.3 billion of Payroll Support Program (PSP) financial assistance. The 2021 six month period mainline operating special items, net principally included $3.2 billion of PSP financial assistance, offset in part by $168 million of salary and medical costs primarily associated with certain team members who opted in to voluntary early retirement programs offered as a result of reductions to the Company's operation due to the COVID-19 pandemic.

Cash payments for salary and medical costs associated with our voluntary early retirement programs were approximately $120 million and $290 million for the 2021 second quarter and six month period, respectively.

The 2020 second quarter mainline operating special items, net principally included $1.8 billion of PSP financial assistance, offset in part by $332 million of salary and medical costs primarily associated with certain team members who opted in to voluntary early retirement programs. The 2020 six month period mainline operating special items, net principally included $1.8 billion of PSP financial assistance, offset in part by $743 million of fleet impairment charges, $537 million of salary and medical costs primarily associated with certain team members who opted in to voluntary early retirement programs and $228 million of one-time labor contract expenses resulting from the ratification of a new contract with the Company's maintenance and fleet service team members, including signing bonuses and adjustments to vacation accruals resulting from pay rate increases.

Fleet impairment charges in the 2020 six month period included a $675 million non-cash write-down of aircraft and spare parts and $68 million in write-offs of right-of-use assets and lease return costs associated with our mainline fleet, principally Boeing 757, Boeing 767, Airbus A330-300 and Embraer 190 fleets, which were retired as a result of the decline in demand for air travel due to the COVID-19 pandemic.

[2] The 2021 second quarter regional operating special items, net principally included $167 million of PSP financial assistance. The 2021 six month period regional operating special items, net principally included $410 million of PSP financial assistance, offset in part by $27 million of fleet impairment charges. The fleet impairment charges principally included a non-cash write-down of regional aircraft resulting from the Company's decision to retire its remaining fleet of Embraer 140 aircraft earlier than planned.

The 2020 second quarter regional operating special items, net principally included $216 million of PSP financial assistance, offset in part by $24 million of fleet impairment charges and $14 million of salary and medical costs primarily associated with certain team members who opted in to voluntary early retirement programs. The 2020 six month period regional operating special items, net principally included $216 million of PSP financial assistance, offset in part by $117 million of fleet impairment charges and $14 million of salary and medical costs as discussed above.

Fleet impairment charges in the 2020 second quarter and six month period included a non-cash write-down of aircraft and spare parts associated with our regional fleet, principally certain Embraer 140 and Bombardier CRJ200 aircraft, which were retired as a result of the decline in demand for air travel due to the COVID-19 pandemic.

[3] Principally included mark-to-market net unrealized gains and losses associated with certain equity investments and treasury rate lock derivative instruments as well as non-cash charges associated with debt refinancings and extinguishments.

GAAP to non-GAAP reconciliation 22 Average Daily Cash Build (Burn) 3 Months Ended June 30, 2021 (in millions, except days in period) Net cash provided by operating activities 3,470$ Net cash used in investing activities (3,883) Net cash provided by financing activities 444 Adjustments: Payroll Support Program financial assistance (2,631) Net purchases of short-term investments and restricted short-term investments 4,071 Proceeds from issuance of non-aircraft long-term debt, net of deferred financing costs (1,231) Proceeds from issuance of equity (144) Prepayments of long-term debt 22 Other - Total cash build (burn) (1) 118$ Days in period 91 Average daily cash build (burn) 1$ Note: Amounts may not recalculate due to rounding. (1) The Company's average daily cash build (burn) is presented in the table below, which is a non-GAAP measure that management believes is useful information to investors and others in evaluating the Company's liquidity position and cash flows from its core operating performance. The Company defines cash build (burn) as net cash provided by (used in) operating activities, net cash provided by (used in) investing activities and net cash provided by (used in) financing activities, adjusted for (1) Payroll Support Program financial assistance, (2) net purchases (proceeds from sale) of short-term investments and restricted short-term investments, (3) proceeds from issuance of long-term debt, net of deferred financing costs, but excluding aircraft financing, (4) proceeds from issuance of equity, (5) prepayments of long-term debt and (6) other cash flows that are not representative of the Company's core operating performance. This non-GAAP measure may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. Of the total cash build for the three months ended June 30, 2021, approximately $965 million were cash payments for debt amortization and approximately $120 million were cash payments for salary and medical costs principally for the Company's voluntary early retirement programs totaling an equivalent of approximately $12 million of cash burn per day.

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